SPECIMEN COMMON STOCK CERTILFICATE

NUMBER SHARES

This Certifies That is the owner of                                                                                                            fully paid and                                                                                                      non-assessable shares of the above Corporation transferable only on the books of the Corporation by tghe holder in person or by duly authorized Attorney upon surrender of the Certificate properly endorsed.

In Witness Whereof, The said Corporation has caused this Certificate of be signed by its duly authorized officers and to be sealed with the Seal of the Corporation

Dated

[Seal of Corporation]

This certificate is temporary.

The common stock represented by this certificate has not been registered under the Securities Act of 1933 as amended. The common stock has been acquired for investment and may not be sold, transferred, pledged, or hypothemted in the absence of an effective registration statement for the common stock under the Securities Act of 1933 as amended or an opinion of counsel satisfactory to the company that such registration is not required. Upon registration this certificate will be replaced with a definitive certificate of common stock.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations. Additional abbreviations may also be used though not in the list.

TEN COM --as tenants in common

TEN ENT --as tenants by the entireties

JT TEN --as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -- Custodian (Minor)                                                                              Under Uniform Gifts to Minor Act                           (State)

Please insert Social Security or Other Identifying number of Assignee

For value received, the undersigned hereby sells, assigns and transfers unto

Please Print or Typewrite Name and Address of Assignee

 Shares                                                                                                                   represented by the within Certificate, and hereby irrevocably constitutes and appoints                                                                                                                   Attorney to transfer the said shares on the books of the within-named Corporation with full power of substitution in the premises. Dated,                                                         In presence of

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement, or any change whatever.